UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2014

Atlas Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 NW Point Boulevard Elk Grove Village, IL	60007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 472-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2014, Atlas Financial Holdings, Inc. (the “Company”) announced that it had priced its public offering (the “Offering”) of 2,000,000 ordinary shares (the “Shares) being offered by the Company at a price to the public of $12.50 per share, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-195495) (the “Registration Statement”) and the Company’s prospectus supplement related to the Offering. In connection with the Offering, the Company entered into an underwriting agreement as described below.

Underwriting Agreement

On May 20, 2014, the Company entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of the Shares with Sandler O’Neill & Partners, L.P. (“Sandler”), as representative of the underwriters (collectively, the “Underwriters”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein. The description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement filed herewith as an exhibit to the Current Report.

Pursuant to the Underwriting Agreement, the Underwriters are obligated to purchase the Shares subject to satisfaction of the conditions contained in the Underwriting Agreement. The Company will reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in connection with their engagement as underwriters, including, without limitation, disbursements, fees and expenses of the Underwriters’ counsel and marketing, syndication and travel expenses not to exceed $75,000 without the Company’s consent. The Company will also pay certain other expenses related to the Offering and estimates the total expenses of the Offering, exclusive of the underwriting discounts and commissions, will be approximately $330,000. The Company also granted the Underwriters an option, exercisable no later than June 19, 2014, to purchase up to an aggregate of 300,000 of additional shares to cover over-allotments, if any. We will be obligated to sell such shares to the Underwriters to the extent the over-allotment option is exercised.

Pursuant to the terms of the Underwriting Agreement, the sale of the Shares is expected to be completed on May 27, 2014 at a purchase price of $11.75 per Share (the offering price to the public of $12.50 per Share minus the underwriters’ discount of $0.75 per Share before expenses). Any purchases by the Underwriters pursuant to the over-allotment option will also be at $11.75 per Share.

The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any such liabilities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 20, 2014, by and between Atlas Financial Holdings, Inc. and Sandler O’Neill & Partners, L.P.

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Financial Holdings, Inc.

Date: May 21, 2014	By:	/s/ Paul Romano
	Name:	Paul Romano
	Title:	Vice President and Chief Financial Officer